As filed with the Securities and Exchange Commission on February 19, 2010
Registration No. 333-65033

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

McDonald’s Corporation
(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One McDonald’s Plaza, Oak Brook, Illinois	60523-1900
(Address of Principal Executive Offices)	(Zip Code)

McDONALD’S CORPORATION 1992 STOCK OWNERSHIP INCENTIVE PLAN
 (Full title of the plan)

Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary
McDonald’s Corporation
One McDonald’s Plaza
Oak Brook, Illinois 60523-1900
 (Name and address of agent for service)

(630) 623-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

       This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-65033) filed by McDonald’s Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on September 30, 1998 (the “Registration Statement”) to register 15,000,000 shares of the Registrant’s Common Stock (with associated Preferred Stock Purchase Rights) for issuance under the McDonald’s Corporation 1992 Stock Ownership Incentive Plan (the “Plan”).  As of the date of this Post-Effective Amendment, all of the Common Stock registered has been issued under the Plan.

In accordance with the Registrant’s undertakings in Part II of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

24	Power of Attorney

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 19th day of February, 2010.

McDONALD’S CORPORATION

By:	/s/ Gloria Santona
Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature Title	Date

*	February 19, 2010
Susan E. Arnold
Director

*	February 19, 2010
Peter J. Bensen
Corporate Executive Vice President and Chief Financial Officer

*	February 19, 2010
Robert A. Eckert
Director

*	February 19, 2010
Enrique Hernandez, Jr.
Director

*	February 19, 2010
Jeanne P. Jackson
Director

*	February 19, 2010
Richard H. Lenny
Director

*	February 19, 2010
Walter E. Massey
Director

*	February 19, 2010
Andrew J. McKenna
Chairman of the Board and Director

*	February 19, 2010
Cary D. McMillan
Director

*	February 19, 2010
Kevin M. Ozan
Corporate Senior Vice President - Controller

*	February 19, 2010
Sheila A. Penrose
Director

*	February 19, 2010
John W. Rogers, Jr.
Director

*	February 19, 2010
James A. Skinner
Vice Chairman, Chief Executive Officer and Director

*	February 19, 2010
Roger W. Stone
Director

*	February 19, 2010
Miles D. White
Director

______________________
*
Gloria Santona, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the U.S. Securities and Exchange Commission.

    By:    /s/ Gloria Santona
       Gloria Santona
       Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney